                               UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K
                            CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             August 22, 1997
              Date of Report (Date of earliest event reported)

                          SOUND SOURCE INTERACTIVE, INC.
               (Exact name of registrant as specified in its charter)

                     Delaware               0-28604       95-4264046
           (State or other jurisdiction   (Commission    (IRS Employer
           of incorporation               File Number)   Identification No.)

           26115 Mureau Road, Suite B, Calabasas, California 91302-3126
              (Address of principal executive offices) (Zip Code)

                                   (818) 878-0505
                    Registrant's telephone number, including area code

           2985 Hillcrest Drive, Suite A, Westlake Village, California 91362
             (Former name of former address, if changed since last report.)

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

For more than the two most recent fiscal years of Sound Source Interactive, Inc. (the Company), Corbin & Wertz. An Accountancy Corporation, was engaged as the Company's principal accountant to audit its consolidated financial statements. The Company, based upon the recommendation of the Board of Directors and Audit Committee, has terminated its relationship with Corbin & Wertz and engaged Deloitte & Touche, LLP as its independent auditor effective August 22, 1997.

The independent auditors' reports issued by Corbin & Wertz on the Company's consolidated financial statements for the years ended June 30, 1996 and 1995 did not contain an adverse opinion or disclaimer of an opinion, and such reports were not modified for any departure from generally accepted accounting principles or for any limitation of audit scope. The report of Corbin & Wertz for the year ended June 30, 1995, contained an explanatory paragraph regarding an uncertainty about the Company's ability to continue as a going concern. The report of Corbin & Wertz for the year ended June 30, 1996, contained an explanatory paragraph emphasizing the Company's financial dependence on a new distributor relationship and an uncertainty as to the Company's ability to generate revenues sufficient to fund future operations. During the prior two fiscal years and the interim period subsequent thereto preceding the change in independent auditors, the Company had no disagreements with Corbin & Wertz, An Accountancy Corporation, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Sound Source Interactive, Inc.


                          By /s/ Ulrich E. Gottschling
                          Ulrich E. Gottschling, President, Chief Operating Officer, Chief Financial Officer, Treasurer, Secretary And Director

Date:  August 27, 1997